SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          DELPHI FINANCIAL GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

 ______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                             [DELPHI FINANCIAL LOGO]

April 7, 2006

Dear Stockholder,

It is a pleasure to invite you to Delphi Financial Group, Inc.'s 2006 Annual Meeting of Stockholders, to be held on May 3, 2006 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend and review the year with us.

Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. We ask that you review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.

At the meeting the stockholders will be electing directors and voting on the adoption of an amendment to the 2003 Employee Long-Term Incentive and Share Award Plan as described in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.

We look forward to seeing you at the Annual Meeting.

                                        Sincerely,


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2006

To the Stockholders of Delphi Financial Group, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the University Club, One West 54th Street, New York, New York on May 3, 2006, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect twelve directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

     2. To consider and vote upon an amendment to increase the number of shares available under the 2003 Employee Long-Term Incentive and Share Award Plan as described herein.

     3. To transact such other business as properly comes before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York, for a period of ten days prior to the meeting date.

A copy of Delphi Financial Group, Inc.'s 2005 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, is being mailed to stockholders together with this notice.

Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

                                        By Order of the Board of Directors,


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                      1105 NORTH MARKET STREET, SUITE 1230
                              WILMINGTON, DE 19899

                                 PROXY STATEMENT

This Proxy Statement is furnished for the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), scheduled to be held on May 3, 2006 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder's right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, 1105 North Market Street, Suite 1230, Wilmington, DE 19899 or by attending the Annual Meeting and voting in person.

Management of the Company is not aware of any matters other than those set forth herein that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company.

The Company's 2005 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, is being mailed together with this Proxy Statement to each stockholder of record as of the close of business on March 31, 2006.

                          MAILING AND VOTING OF PROXIES

This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 7, 2006. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to the election of the director nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), entitles the holder thereof to one vote and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), entitles the holder thereof to a number of votes per share (the "Class B Number of Votes per Share") equal to the lesser of (i) the number of votes such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (ii) 10 votes. Based on the shares of Common Stock outstanding as of March 31, 2006, the Class B Common Stock will have the number of votes described in clause (i) of the preceding sentence. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the "Class A Director"). If the person solicited does not specify a choice with respect to the election of any nominee for director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including Proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 31, 2006, Mr. Robert Rosenkranz, by means of beneficial ownership of the general partner of Rosenkranz & Company and direct ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the voting power of the Common Stock. Mr. Rosenkranz has entered into an agreement with the Company not to vote or cause to be voted certain shares of Common Stock, if and to the extent that such shares would cause him and Rosenkranz & Company, collectively, to have more than 49.9% of the combined voting power of the Company's stockholders. Rosenkranz & Company and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the election of all director nominees chosen by the Board for which they are entitled to vote and in favor of the adoption of the proposed amendment to the 2003 Employee Long-Term Incentive and Share Award Plan.

                             SOLICITATION OF PROXIES

The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, telegram or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Company's Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Holders of record of Common Stock at the close of business on March 31, 2006 will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. As of the close of business on March 31, 2006, the Company had outstanding 28,572,035 shares of Class A Common Stock and 3,781,163 shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers, each person known by the Company to own beneficially more than five percent of the Common Stock and all directors and executive officers of the Company as a group as of March 31, 2006. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options indicated as owned by such person and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

                                             Amount and
                                              Nature of        Percent
Name of Beneficial Owner                      Ownership       of Class
------------------------                     ----------       --------
Class B Common Stock:
   Five or greater percent owner:
      Rosenkranz  & Company ..............   3,721,498 (1)      74.1%
   Directors, Nominees for Director and
      Executive Officers:
      Robert Rosenkranz ..................   5,022,339 (1)     100.0%
      Kevin R. Brine .....................          --            --
      Chad W. Coulter ....................          --            --
      Lawrence E. Daurelle ...............          --            --
      Edward A. Fox ......................          --            --
      Steven A. Hirsh ....................          --            --
      Harold F. Ilg ......................          --            --
      James M. Litvack ...................          --            --
      James N. Meehan ....................          --            --
      Philip R. O'Connor .................          --            --
      Donald A. Sherman ..................          --            --
      Robert M. Smith, Jr. ...............          --            --
      Robert F. Wright ...................          --            --
   Directors, Nominees for Director and
      Officers as a group (14 persons) ...   5,022,339         100.0%
Class A Common Stock:
   Five or greater percent owners:
      EARNEST Partners, LLC ..............   2,683,634 (2)       9.4%
      Dimensional Fund Advisors, Inc. ....   1,928,254 (3)       6.7%
   Directors, Nominees for Director and
      Executive Officers:
      Robert Rosenkranz ..................     303,328 (1)       1.0%
      Edward A. Fox ......................     101,184 (4)          *
      Chad W. Coulter ....................     100,828 (5)          *
      Robert M. Smith, Jr. ...............      84,312 (6)          *
      Lawrence E. Daurelle ...............      70,599 (7)          *
      Harold F. Ilg ......................      48,290 (8)          *
      Donald A. Sherman ..................      26,485 (9)          *
      Philip R. O'Connor .................      18,954(10)          *
      James N. Meehan ....................      15,571(11)          *
      Steven A. Hirsh ....................      15,374(12)          *
      Kevin R. Brine .....................       7,902 (8)          *
      Robert F. Wright ...................       7,613 (13)         *
      James M. Litvack ...................       1,186 (8)          *
Directors, Nominees for Director and
   Officers as a group (14 persons) ......     818,268 (14)      2.8%

*    Amount is less than 1% of Class.

(1) Mr. Rosenkranz, as the beneficial owner of the general partner of Rosenkranz & Company, has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company held by Rosenkranz & Company. In addition, Mr. Rosenkranz has direct or beneficial ownership of 59,665 additional shares of Class B Common Stock and direct or beneficial ownership of 98,032 shares of Class A Common Stock. The remaining indicated shares of Class A Common Stock and Class B Common Stock, respectively, consist of 205,296 shares of Class A Common Stock and 715,444 shares of Class B Common Stock which may be acquired pursuant to stock options within 60 days and 525,732 deferred shares of Class B Common Stock. The address of Rosenkranz & Company and Mr. Rosenkranz is 590 Madison Avenue, New York, NY 10022.

(2) Based on a Schedule 13G/A, dated February 9, 2006, filed with the Securities and Exchange Commission, EARNEST Partners, LLC is deemed to have beneficial ownership of 2,683,634 shares of the Company's Class A Common Stock owned by clients of

     EARNEST Partners, LLC is deemed to have beneficial ownership of 2,683,634 shares of the Company's Class A Common Stock owned by clients of EARNEST Partners, LLC, of which EARNEST Partners, LLC is considered a beneficial owner since it shares the power to make investment decisions for those clients. No EARNEST Partners, LLC client's interest relates to more than five percent of the class. The address of EARNEST Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, GA 30309.

(3) Based on a Schedule 13G/A, dated February 6, 2006, filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. is deemed to have beneficial ownership of 1,928,254 shares of the Company's Class A Common Stock owned by commingled group trusts and separate accounts that are managed by Dimensional Fund Advisors, Inc. All securities are owned by advisory clients of Dimensional Fund Advisors, Inc., no one of which, to the knowledge of Dimensional Fund Advisors, Inc., owns more than five percent of the class. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4) Of the indicated shares of Class A Common Stock, 10,000 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(5) Of the indicated shares of Class A Common Stock, 1,810 shares are presently owned by Mr. Coulter. The remaining shares indicated consist of 85,119 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 13,899 Class A Common Stock restricted share units. Mr. Coulter's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(6) Of the indicated shares of Class A Common Stock, 1,989 shares are presently owned by Mr. Smith. Of the shares presently owned, Mr. Smith has sole voting and dispositive power with respect to 399 shares and shared voting and dispositive power with respect to 1,590 shares. The remaining shares indicated consist of 60,359 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 21,964 Class A Common Stock restricted share units. Mr. Smith's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(7) Of the indicated shares of Class A Common Stock, 3,201 shares are presently owned by Mr. Daurelle. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Daurelle's address is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(8) None of the indicated shares of Class A Common Stock are presently owned, but they may be acquired pursuant to stock options within 60 days. Mr. Ilg's address is c/o Safety National Casualty Corp., 2043 Woodland Parkway, Suite 200, St. Louis, MO 63146. Messrs. Brine's and Litvack's addresses are c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(9) Of the indicated shares of Class A Common Stock, 1,560 shares are presently owned by Mr. Sherman. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Sherman's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(10) Of the indicated shares of Class A Common Stock, 990 shares are presently owned by Mr. O'Connor. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. O'Connor's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(11) Of the indicated shares of Class A Common Stock, 897 shares are presently owned by Mr. Meehan. The remaining shares indicated consist of 14,374 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 300 Class A Common Stock restricted shares which will vest within 60 days.

(12) Of the indicated shares of Class A Common Stock, 13,950 shares are presently owned by Mr. Hirsh; of such shares, Mr. Hirsh has sole voting and dispositive power with respect to 9,911 shares and shared voting and dispositive power with respect to 4,039 shares. Mr. Hirsh disclaims beneficial ownership as to such 4,039 shares. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Hirsh's address is c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, NY 10022.

(13) Of the indicated shares of Class A Common Stock, 4,444 shares are directly owned by Mr. Wright. In addition, each of Mr. Wright and a corporation wholly owned by Mr. Wright may be deemed to beneficially own 1,983 shares of such stock. The remaining shares indicated consist of Class A Common Stock which may be acquired pursuant to stock options within 60 days.

(14) Includes 641,607 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days.

                              ELECTION OF DIRECTORS

In August 2005, the size of the Board of Directors was increased from nine to twelve members and Steven A. Hirsh, James M. Litvack and Robert F. Wright were elected to fill the vacancies created. Each director is elected annually to serve until his successor has been elected and qualified, or he has resigned or been removed from office. All nominees chosen by the Board are currently directors of the Company and have been previously elected by the stockholders except for Messrs. Hirsh, Litvack and Wright, who were initially recommended as candidates for director by the Company's chief executive officer and, upon the recommendation of the Board's Nominating and Corporate Governance Committee, were elected as directors by the Board. The Board has adopted categorical standards for evaluating the independence of its members, and has determined that each of Messrs. Brine, Fox, Hirsh, Litvack, Meehan, O'Connor and Wright are independent under such standards and the listing standards of the New York Stock Exchange. The Company's director independence standards are available on our website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. The Company's Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Mr. Donald A. Sherman was elected by the holders of the Class A Common Stock in 2005 as the Class A Director. For 2006, the Board of Directors has unanimously recommended Mr. O'Connor for election as the Class A Director.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the election of all such nominees unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

Nominees for Director

The following sets forth information as to each nominee for election at the 2006 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

ROBERT ROSENKRANZ, 63, has served as the President and Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He also serves as Chairman of the Board or as a Director of the Company's principal subsidiaries. Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company or as beneficial owner of its general partner.

ROBERT M. SMITH, JR., 54, has served as Executive Vice President of the Company and Delphi Capital Management, Inc. ("DCM") since November 1999 and as a Director of the Company since January 1995. He has also served as the Chief Investment Officer of Reliance Standard Life Insurance Company ("RSLIC") and First Reliance Standard Life Insurance Company ("FRSLIC") since April 2001. From July 1994 to November 1999, he served as Vice President of the Company and DCM. Mr. Smith also serves as a Director of the Company's principal subsidiaries.

KEVIN R. BRINE, 55, has served as a Director of the Company since July 2004. He is Managing Director of Brine Management LLC and Trustee of SCB, Inc. Previously, he was a partner and board member of Sanford C. Bernstein & Co. Over his twenty-two year career at Sanford C. Bernstein & Co., Mr. Brine had senior management responsibilities for the firm's U.S. Private Client Business and Global Institutional Asset Management. He is also a trustee of a number of non-profit institutions such as New York University, the Whitney Museum of American Art and the Alliance for the Arts. He is also an Overseer for the Weill Cornell Medical College.

LAWRENCE E. DAURELLE, 54, has served as a Director of the Company since August 2002. He also has served as President and Chief Executive Officer of RSLIC, FRSLIC and Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas") since October 2000. He served as Vice President and Treasurer of the Company from August 1998 to April 2001. He also serves as a Director of RSLIC, FRSLIC and RSLIC-Texas. From May 1995 until October 2000, Mr. Daurelle was Vice President and Treasurer of RSLIC, FRSLIC and RSLIC-Texas.

EDWARD A. FOX, 69, has served as a Director of the Company since March 1990. He served as Chairman of the Board of SLM Corporation from August 1997 until May 2005. He is currently a director of Greenwich Capital Holdings. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College, and from April 1973 until May 1990, he was President and Chief Executive Officer of the Student Loan Marketing Association. He also serves as Vice Chairman of the board of trustees of the American Ballet Theatre.

STEVEN A. HIRSH, 66, has served as a Director of the Company since August 2005. He has also served as Director of RSLIC and FRSLIC since January 1988. He currently serves as Chairman of the Board and President of Astro Communications, Inc., a provider of industrial lighting products. He previously served as a portfolio manager with William Harris & Company and predecessor firms for thirty-seven years.

HAROLD F. ILG, 58, has served as a Director of the Company since August 2002. He also has served as Chairman of the Board of Safety National Casualty Corporation ("SNCC") since January 1999, as well as the President and a Director of Safety National Re since 1997. He serves on the Board of Directors of RSLIC, FRSLIC, and RSLIC-Texas. From April 1999 until October 2000, he served as President and Chief Executive Officer of RSLIC, FRSLIC, and RSLIC-Texas. Prior to January 1999, he served as Vice Chairman of the Board of SNCC, where he has been employed in various capacities since 1978.

JAMES M. LITVACK, 64, has served as a Director of the Company since August 2005. He has also served as a Director of FRSLIC since April 1990. He is an economic consultant and previously taught economics for 31 years at Princeton University, where he also served as Assistant Dean of the Faculty and as Executive Director of the Ivy League. He has served on numerous commissions advising on financial issues for the State of New Jersey.

JAMES N. MEEHAN, 60, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since July 1988 and FRSLIC since April 1993. Mr. Meehan retired from Banc of America Securities/Bank of America as a Managing Director in May 2002 after 15 years of service with the organization and its predecessors. During his tenure, he was responsible for the bank's commercial relationships with the insurance industry. Mr. Meehan also serves as a director of Bristol West Holdings, Inc. and American Fuji Fire and Marine Insurance Company.

DONALD A. SHERMAN, 55, has served as a Director of the Company since August 2002. Mr. Sherman has served as Chairman and Chief Executive Officer of Waterfield Mortgage Company, Inc. ("Waterfield") since 1999 and as President of Waterfield from 1989 to 1999, and also serves as a director of White River Capital, Inc. Waterfield is the largest privately held mortgage banking institution in the United States and the largest privately held banking institution in the State of Indiana. From 1985 to 1988, he served as President and as a member of the Board of Directors of Hyponex Corporation ("Hyponex") and from 1983 to 1985 served as Chief Financial Officer of Hyponex. From 1975 to 1983, he held various positions with the public accounting firm of Coopers and Lybrand and was elected to partner in 1981.

ROBERT F. WRIGHT, 80, has served as a Director of the Company since August 2005. He has also served as a Director of RSLIC and RSLIC-Texas since April 1990 and as a Director of FRSLIC since October 1989. He serves as the President and Chief Executive Officer of Robert F. Wright Associates, Inc., a business consultancy which he founded in 1988. Mr. Wright also serves as a director of U.S.I. Holdings Corporation, The Navigators Group, Inc. and Universal American Financial Corp.

Nominee for Class A Director

PHILIP R. O'CONNOR, 57, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since March 1993. Dr. O'Connor is currently the President of PROactive Strategies, a provider of policy analysis and advice on insurance regulation. He is also a Vice President of Constellation NewEnergy, Inc. ("NewEnergy"), a provider of competitive retail electricity. Dr. O'Connor served as the Illinois Director of Insurance from 1979 to 1982. From 1983 through 1985, Dr. O'Connor was Chairman of the Illinois Commerce Commission, the utility regulatory body of Illinois, and he served on the Illinois State Board of Elections from 1998 until April 2004. After 1985, Dr. O'Connor formed Palmer Bellevue Corporation, an energy and insurance consulting firm that became a part of Coopers and Lybrand in 1993. In 1998, he established the Midwest business of Constellation NewEnergy, Inc. He also serves as a member of the Board of the Big Shoulders Foundation for the schools of the Archdiocese of Chicago and as a member of the advisory board to the Loyola University Museum of Art in Chicago.

DIRECTORS' ATTENDANCE

The Board of Directors held six meetings during 2005. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held during the period for which such incumbent was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served. Directors are encouraged to attend the Company's annual meetings of stockholders where practicable. All nine directors then serving attended last year's annual meeting. The presiding director for each of the regularly scheduled executive sessions of the non-management members of the Board of

Directors of the Company, which are held on a quarterly basis, is selected by rotating among the chairs of the committees of the Board.

DIRECTORS' COMPENSATION

The Company pays its directors who are not officers or employees of the Company or any of the Company's affiliates (each, an "outside director") annual compensation consisting of options to purchase Class A Common Stock, restricted shares of Class A Common Stock or cash in an amount as described in the following sentence (the "Annual Retainer"), and a fee of $750 plus expenses for each Board of Directors or committee meeting attended, except that, for Audit Committee meetings, such fee is equal to $1,000. The amount of the Annual Retainer, if paid in cash, for an outside director who has not previously served as an officer or employee of the Company or any of its subsidiaries, is $50,000, and for an outside director who has formerly so served, is $25,000. In addition to option or restricted share grants in respect of the Annual Retainer, outside directors also receive certain option grants on an annual formulaic basis and are eligible to receive grants of options at such times and in such amounts as are determined by the committee consisting of the full Board of Directors of the Company in its discretion. All of these grants are made pursuant to the Second Amended and Restated Directors Stock Plan (the "Directors Stock Plan").

In May 2005, options to purchase 44,555 shares of Class A Common Stock, in the aggregate, at an exercise price of $41.78 per share and 1,197 restricted shares of Class A Common Stock, in the aggregate, were granted to outside directors under the Directors Stock Plan. In addition, options to purchase 33,796 shares of Class A Common Stock, in the aggregate, were granted to Messrs. Hirsh, Litvack and Wright upon their initial elections to the Board in August 2005 at an exercise price of $47.41 per share. The shares to which such options relate, and the restricted shares so granted, for current directors are included in the "Security Ownership of Certain Beneficial Owners and Management" table.

The Directors Stock Plan was adopted in 1994 and amended and restated in 1997 and in 2003. Under the Directors Stock Plan, on the business day following the Company's Annual Meeting of Stockholders for each year that the Directors Stock Plan is in effect, each outside director then in office is granted an option to purchase a number of shares of Class A Common Stock determined pursuant to the following formula: number of option shares = 3,975 multiplied by [1+(.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported through the New York Stock Exchange for such date. Options granted become exercisable in five equal annual installments so long as the director continues to serve on the Board, commencing on the first anniversary of the date of the grant, and expire ten years from the date of grant.

The Directors Stock Plan also provides for the Annual Retainer to be paid through the grant of options to purchase Class A Common Stock to each outside director for the period from the director's date of election or reelection to the Board of Directors to the Company's next Annual Meeting of Stockholders, unless such director makes an election in advance to receive the Annual Retainer in cash or in restricted shares for such period. Options (or, if elected by the outside director, restricted shares) are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of shares of Class A Common Stock to which each option relates is equal to (a) three times the director's Annual Retainer that would otherwise be payable in cash for the applicable period divided by (b) the fair market value of a share of Class A Common Stock of the Company on the date of grant, and the exercise price under such option is 100% of such fair market value on the date of grant. If restricted shares are elected by an outside director, the number of restricted shares granted to the outside director is equal to the nearest number of whole shares determined by dividing the Annual Retainer by the fair market value of a share on the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Options or restricted shares granted become vested in four equal 90-day installments and options expire ten years from the date of grant. The number of options or restricted shares that an outside director may receive in respect of the Annual Retainer is dependent upon the time at which such director is elected and the fair market value of the Class A Common Stock on the date of grant and, therefore, is not determinable in advance.

In addition to the formulaic annual option grants under the Directors Stock Plan, as described above, a committee consisting of the full Board of Directors of the Company may make grants of options to outside directors at such times and in such amounts as are determined by such committee in its discretion. As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision is the fair market value of a share of Class A Common Stock on the date of grant and such options expire ten years from the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Grants under this provision occur primarily under circumstances in which the formulaic provisions would not otherwise effectively operate; for example, where a new outside director joins the Board on a date other than the annual grant date under the formulaic provisions.

The Company maintains a matching charitable gifts program for its outside directors pursuant to which the Company matches, on a two-to-one basis, charitable contributions made by an outside director to educational institutions and institutions dedicated to the advancement of the arts, under which the maximum amount of the Company's matching contributions for any one director in any calendar year is $40,000.

COMMUNICATION WITH BOARD OF DIRECTORS

Any stockholder or other interested party may communicate with the Board of Directors, any Board committee or any individual director(s) by directing such communication in writing to the Company's Secretary, c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York 10022. The communication should indicate whether the communicating party is a stockholder and whether it is a Board, Board committee or individual director communication, as the case may be. The Secretary will forward such communication to the members of the Board or of the relevant committee or individual director(s), as indicated in such communication.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors maintains three committees: the Stock Option and Compensation Committee (the "Compensation Committee"), the Nominating and Corporate Governance Committee (the "Governance

Committee"), and the Audit Committee. Each of such committees is comprised solely of individuals who are directors who are independent as described above. See "Election of Directors." Further information regarding these committees, including general descriptions of their respective duties, is set forth below.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee include oversight of the compensation of the Company's key executives, administration of the stock option and other stock-related plans of the Company, and making recommendations regarding the compensation of the Company's outside directors. The Compensation Committee's responsibilities and authority are described in greater detail in its written charter, which is available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. The committee's membership consists of Messrs. Wright (Chairman), Meehan and O'Connor. Concurrent with Mr. Wright's election to the Board, he was appointed as the chairman of the Compensation Committee and Mr. Sherman resigned as a member of such committee. The Compensation Committee held six meetings during 2005. The Compensation Committee's report on executive compensation can be found on page 30 of this Proxy Statement.

GOVERNANCE COMMITTEE

The Governance Committee consists of Messrs. O'Connor (Chairman), Brine and Fox. The Governance Committee, among other things, identifies and recommends to the Board nominees for election as Directors, develops and recommends to the Board criteria for the selection of new Board members and corporate governance guidelines for the Company, and reviews proposed and existing related party transactions pursuant to the Company's review policy for such transactions. The Governance Committee's responsibilities and authority are described in greater detail in its written charter. This charter, along with the Company's Corporate Governance Guidelines, are available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. The Governance Committee met four times in 2005.

For purposes of identifying Board nominees, the Governance Committee relies primarily on personal contacts of members of the Board and does not maintain any formal process in this regard. The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the requirements set forth below. The Company has not engaged the services of any third party search firm in connection with the identification or evaluation of potential Board nominees. While the Governance Committee has not adopted specific, minimum qualifications for director nominees, the Board has adopted, on the recommendation of the Governance Committee, criteria for the evaluation of such nominees, which form part of the Company's Corporate Governance Guidelines. These criteria provide that the Board should be composed of individuals who have demonstrated substantial achievements in business, government, education or other relevant fields, and who possess the requisite intelligence, experience and education to make meaningful contributions to the Board, as well as high ethical standards and a dedication to exercising independent business judgment. The evaluative factors contained in the criteria address, in addition to various factors relevant to these general attributes, whether the nominee has the ability, in light of his or her personal circumstances, to devote sufficient time to carrying out his or her duties and responsibilities effectively.

The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the following requirements pursuant to procedures adopted by the Board, on the recommendation of the Governance Committee, which form part of the Company's Corporate Governance Guidelines. Under such procedures, recommendations must be sent to the Secretary of the Company, c/o Delphi Capital Management, Inc., 590 Madison Avenue, New York, New York 10022 and must be received by the Secretary no later than November 30 of the calendar year preceding the Annual Meeting of Stockholders. The recommendation must include information demonstrating that the person submitting the recommendation is in fact a stockholder, the proposed candidate's written consent to the nomination, background information regarding the proposed candidate and an undertaking by the proposed candidate to provide any further information requested by the Governance Committee, including by means of an in-person interview. The Secretary will forward the recommendation to each member of the Governance Committee. The Governance Committee, with reference to the Board member criteria discussed above and taking into account the Board's then-current needs, size and composition and any other factors it deems relevant, will determine whether to accept such recommendation.

AUDIT COMMITTEE

The Audit Committee is governed by a charter adopted by the Board of Directors, a copy of which is available on the Company's website (www.delphifin.com/corp_governance) and in print to any shareholder upon request. Pursuant to such charter, the Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, and the performance of the Company's internal audit function and independent auditor. Management has the primary responsibility for the Company's financial statements and its reporting process, including its systems of internal controls, and for the assessment of the effectiveness of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404"). The independent auditor is responsible for performing an audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and for attesting to management's report on the Company's internal control over financial reporting. Mr. Meehan is the Chairman of the Audit Committee. During 2005, Messrs. Hirsh and Litvack, were, concurrent with their elections to the Board, appointed as members of such committee and Mr. Sherman resigned from such committee. Each of the current members of the Audit Committee meets the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act, in addition to the independence standards referenced above. See "Election of Directors." The Board of Directors has determined that Mr. Meehan is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act. Further information concerning the Audit Committee and its activities is set forth in the Report of the Audit Committee which follows. The Committee held nine meetings during 2005.

REPORT OF THE AUDIT COMMITTEE

During 2005, the Audit Committee recommended and the Board approved the selection of the Company's independent auditor, Ernst & Young LLP, to audit the Company's consolidated financial statements. The Audit Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits, and regularly met with such auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls, the progress and results of management's assessment of internal control over financial reporting pursuant to
Section 404 and such other matters as the Audit Committee deemed appropriate.

The Audit Committee met with management and the independent auditor to review and discuss the Company's audited consolidated financial statements for the fiscal year ended December 31, 2005, and discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent auditor the auditor's independence, including the matters contained in the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the auditor's independence and also reviewed the amount of fees paid to the independent auditor for audit and non-audit services. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

James N. Meehan, Audit Committee Chairman
Kevin R. Brine
Steven A. Hirsh
James M. Litvack

March 8, 2006

                                 CODE OF ETHICS

The Company has a written Code of Conduct that is applicable to all of the Company's directors and employees, as well as a written Code of Ethics that applies specifically to the Company's Chief Executive Officer, Executive Vice President and Vice President and Treasurer. Such Codes are posted on the Company's website (www.delphifin.com/corp_governance). The Company intends to satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics by posting such information on its website.

              PROPOSAL TO INCREASE SHARES AVAILABLE UNDER THE 2003
                EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

Amendment to Share Plan. The 2003 Employee Long-Term Incentive and Share Award Plan (the "Share Plan") was adopted by the Board of Directors and approved by the Company's stockholders in 2003 and, with stockholder approval, was amended in 2004. The Board of Directors has further amended the Share Plan, subject to stockholder approval, to increase the aggregate number of shares of Class A Common Stock reserved for issuance under the Share Plan by 1,000,000 to a total of 3,500,000. The stockholders are now requested to approve this amendment to the Share Plan. The purpose of the amendment is to ensure that a sufficient number of shares will be available under the Share Plan for the granting of stock options and other equity-related awards to employees and other individuals who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its subsidiaries or affiliates.

The following summary of the Share Plan, as amended, is qualified in its entirety by express reference to the actual text of the Share Plan document which is attached as Appendix A to this Proxy Statement.

General. The Share Plan is intended to provide incentives to attract, retain and motivate employees and other participants in order to achieve our long-term growth and profitability objectives. The Share Plan will provide for the grant of awards to employees and other individuals who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its subsidiaries or affiliates. The types of awards that may be granted are stock options, restricted shares, restricted share units, and other share-based awards (the "Awards"). An aggregate of 3,500,000 shares of Class A Common Stock, inclusive of the 1,000,000 additional shares contemplated by the proposed amendment to the Share Plan, have been reserved for issuance under such plan. In addition, the maximum number of shares of Class A Common Stock with respect to which options may be granted to an eligible participant under the Share Plan during any calendar year will be 750,000 shares of Class A Common Stock, and the maximum number of shares of Class A Common Stock with respect to which Awards intended to qualify as qualified performance-based compensation (other than options) may be granted to an eligible participant during any calendar year will be the equivalent of 225,000 shares of Class A Common Stock. These share amounts are subject to antidilution adjustments in the event of certain changes in the capital structure of the Company, as described below. Shares issued pursuant to the Share Plan will be either authorized but unissued shares of Class A Common Stock or treasury shares of Class A Common Stock.

Administration. The Share Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board of Directors) as may be designated by the Board of Directors (the "Committee"). Unless otherwise determined by the Board of Directors, the Committee will consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), each of whom is an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will determine the persons who will receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 1,170 employees are currently eligible to participate in the Share Plan.

Awards. Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Shares as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price, vesting provisions (including any performance-related conditions to vesting) and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the Class A Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the options. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

Awards of restricted shares will consist of Class A Common Stock and will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under such circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will generally be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of Class A Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

The Committee is also authorized, subject to limitations under applicable law, to grant other Share-based awards that may be denominated in, valued in, or otherwise based on, the Class A Common Stock, as deemed by the Committee to be consistent with the purposes of the Share Plan.

If the Committee determines that an award of restricted shares or restricted share units or an other Share-based award to be granted under the Share Plan should qualify as "qualified performance-based compensation" for purposes of
Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance objectives set forth below. The performance objectives may vary from individual to individual and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Class A Common Stock; total stockholder return; operating income or earnings and/or growth thereof; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

Change of Ownership. In the event of a change of ownership (as defined in the Share Plan), all Awards granted under the Share Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Share Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination. The Share Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any such amendment, suspension or termination shall be subject to stockholder approval (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without such participant's consent. The Committee may waive any conditions or rights of, amend any terms of, or amend, suspend or terminate, any Award granted, provided that, without such participant's consent, such amendment, suspension or termination may not materially and adversely affect the rights of a participant under any Award previously granted to him or her.

Effective Date and Term. The Share Plan became effective as of April 1, 2003. Unless earlier terminated, the Share Plan will expire on April 1, 2013, and no further awards may be granted thereunder after such date.

Market Value. The per share closing price of the Class A Common Stock on March 31, 2006 was $51.63.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the Share Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of Shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Class A Common Stock received will be capital gain or loss, long-term or short-term, depending on the holding period for the Class A Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Share Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Share Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for Class A Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If Class A Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If Class A Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of the Class A Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Class A Common Stock has been held. Where Class A Common Stock is sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Class A Common Stock has been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Class A Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Class A Common Stock and, thus, no gain or loss will be recognized with respect to such previously owned Class A Common Stock upon such exercise. The amount of any built-in gain on the previously owned Class A Common Stock generally will not be recognized until the new Class A Common Stock acquired on the option exercise is disposed of in a sale or other taxable transaction.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they "vest"; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Class A Common Stock at the time the income is recognized (determined without regard to forfeiture conditions), less the amount, if any, paid for the Class A Common Stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested Class A Common Stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the Class A Common Stock, measured by the difference between the sale price and the fair market value on the date the Class A Common Stock vests, will be capital gain or loss, long-term or short-term, depending on the holding period for the Class A Common Stock. The holding period for this purpose will begin on the date following the date the Class A Common Stock vests.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to Class A

Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards. With respect to restricted share units and other Share-based awards under the Share Plan not described above, generally, in the case of a payment to a participant with respect to any such Award granted under the Share Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Share Plan) by a public company to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million each. It is presently anticipated that stock options granted and other Awards made under the Share Plan would be structured so that compensation arising out of such awards will be deductible under the Code.

NEW PLAN BENEFITS

Any future awards under the Share Plan will be made at the discretion of the Committee, and therefore it is not presently possible to determine either the benefits or amounts that will be received in the future by employees or other individuals pursuant to the Share Plan. See "Amendment to Share Plan."

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the amendment to the 2003 Employee Long-Term Incentive and Share Award Plan.

                             EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2005, 2004, and 2003 to or for the benefit of each of the five most highly compensated executive officers of the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                                                   Compensation (2)
                                           Annual Compensation                -------------------------
                              ---------------------------------------------                  Securities    All Other
                                                               Other Annual   Restricted     Underlying     Compen-
     Name and Principal                                        Compensation      Stock         Options      sation
          Position            Year   Salary ($)    Bonus ($)      ($) (1)      Award ($)         (#)        ($)(3)
     ------------------       ----   ----------   ----------   ------------   ----------     ----------   ----------
Robert Rosenkranz,            2005    $725,000    $1,000,000        $--       $2,299,955(4)         --    $    --
President & Chief Executive   2004     680,231     1,200,000         --        2,299,994(4)         --         --
Officer of the Company        2003     674,608     1,000,000         --        2,599,588(4)         --         --

Chad W. Coulter               2005     300,000       225,000         --          224,992(5)     10,000      7,000(7)
Vice President, Secretary     2004     285,077       175,000         --          174,834(5)     15,000      6,500(7)
and General Counsel of        2003     285,308       150,000         --          200,014(5)         --      6,000(7)
the Company

Lawrence E. Daurelle,         2005     276,219       333,476         --               --        50,000      7,000(7)
President & Chief             2004     268,159       204,683         --               --       150,000      6,500(7)
Executive Officer of RSLIC    2003     269,757       220,801         --               --            --      6,000(7)

Harold F. Ilg,                2005     486,202       506,460         --               --            --     11,550(7)
Chairman of the Board of      2004     463,220       366,581         --               --            --     11,275(7)
SNCC                          2003     441,242       459,375         --               --       225,000     11,000(7)

Robert M. Smith, Jr.,         2005     395,000       500,000         --          349,997(6)     10,000      4,200(7)
Executive Vice President      2004     375,077       440,000         --          299,779(6)     30,000      4,100(7)
of the Company                2003     378,847       400,000         --          300,002(6)         --      4,000(7)

(1) Personal benefits, which are non-cash compensation, were not disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any named executive officer.

(2) Other than granting of stock options and share awards listed above, no other long-term compensation was provided to the named executive officers.

     Lawrence E. Daurelle was awarded 150,000 performance-contingent incentive options in 2004, and in December 2005, was awarded 50,000 additional performance-contingent incentive options with the same financial performance target for the five-year performance period as the options granted in 2004. The options will become exercisable only to the extent that RSLIC-Texas, RSLIC's parent company, meets specified cumulative financial performance targets for the three or five fiscal year periods beginning with 2005; otherwise, such options will be forfeited. 75,000 of the options granted in 2004 will become exercisable if RSLIC-Texas's aggregate consolidated Pre-Tax Operating Income, as defined and computed under the related option agreement ("RSLT PTOI"), for the three year performance period is at least $329.4 million; otherwise, a reduced number of such options will become exercisable to the extent that RSLT PTOI for such period exceeds $300.5 million, determined by interpolating between zero and 75,000 according to where the RSLT PTOI amount falls in the range between $300.5 million and $329.4 million. 200,000 of the options (minus the number of any options that become exercisable for the three year performance period) will become exercisable if the aggregate RSLT PTOI for the five year performance period is at least $646.2 million; otherwise, a reduced number of such options will become exercisable to the extent that RSLT PTOI for such period exceeds $559.9 million, determined by interpolating between zero and 200,000 according to where the RSLT PTOI amount falls in the range between $559.9 million and $646.2 million.

     Harold F. Ilg was awarded performance-contingent incentive options in 2003, and in December 2005, the Compensation Committee approved the amendment to the performance targets under such options. The options will become exercisable only to the extent that SIG Holdings, Inc. ("SIG"), SNCC's parent company, meets specified cumulative financial performance targets for the three or five fiscal year periods beginning with 2003; otherwise, such options will be forfeited. 112,500 of the options will become exercisable if SIG's aggregate consolidated Pre-Tax Operating Income, as defined and computed under the related option agreement ("SIG PTOI"), for the three year performance period is at least $216.7 million; otherwise, a reduced number of such options will become exercisable to the extent that SIG PTOI for such period exceeds $196.1 million, determined by interpolating between zero and 112,500 according to where the SIG PTOI amount falls in the range between $196.1 million and $216.7 million. Under the option terms, as amended, 225,000 of the options (minus the number of any options that become exercisable for the three year performance period) will become exercisable if SIG's aggregate SIG PTOI for the five year performance period is at least $417.2 million; otherwise, a reduced number of such options will become exercisable to the extent that SIG PTOI for such period exceeds $370.4 million, determined by interpolating between zero and 225,000 according to where the SIG PTOI amount falls in the range between $370.4 million and $417.2 million. As of December 31, 2005, SNCC did not meet the performance target for the three-year performance period ending December 31, 2005, therefore, none of such options became exercisable.

(3) The Company and its subsidiaries paid certain amounts in 2005, 2004 and 2003 to a wholly-owned subsidiary of Rosenkranz & Company pursuant to two investment consulting agreements. Portions of these amounts were in turn earned by Mr. Rosenkranz in addition to the amounts set forth above. See "Certain Relationships and Related Transactions."

(4) Under the Amended and Restated Long-Term Performance-Based Incentive Plan, Mr. Rosenkranz was awarded 48,904 deferred shares of Class B Common Stock in February 2006, 52,095 deferred shares of Class B Common Stock in February 2005 and 67,010 deferred shares of Class B Common Stock in February 2004 for his performance in 2005, 2004 and 2003, respectively. The vesting of the 48,904 deferred shares is subject to the requirement that a retirement that would otherwise entitle Mr. Rosenkranz to receive the underlying shares of stock must occur on or after February 8, 2009 and, with respect to the 52,095 deferred shares and the 67,010 deferred shares, is subject to the requirement that such a retirement occurs on or after his attainment of age 65. Such requirement for the 48,904 deferred shares will be eliminated with respect to 33 1/3% of such deferred shares on each of February 8, 2007 and 2008 and, with respect to the remaining deferred shares, on February 8, 2009. Such requirement for the 52,095 deferred shares will be eliminated with respect to 20% of such deferred shares on August 5, 2005 and 40% of such deferred shares on each of August 5, 2006 and August 5, 2007. Such requirement for the 67,010 deferred shares will be eliminated with respect to 7,010 of such deferred shares on August 5, 2004 and 20,000 of such deferred shares on each of August 5, 2005, August 5, 2006 and August 5, 2007. Dividend equivalents on these deferred shares are paid at the same rate and at the same time as paid to all stockholders.

     Mr. Rosenkranz held 476,828 deferred shares of Class B Common Stock valued at $21,938,856 as of December 31, 2005.

(5) Under the 2003 Employee Long-Term Incentive and Share Award Plan, Mr. Coulter was awarded 4,784 Class A Common Stock restricted share units in February 2006, 3,960 Class A Common Stock restricted share units in February 2005 and 5,155 Class A Common Stock restricted share units in February 2004 for his performance in 2005, 2004 and 2003, respectively. The 4,784 Class A Common Stock restricted share units vest in three equal annual installments beginning on February 8, 2009. The 3,960 Class A Common Stock restricted share units vest in equal annual installments over a ten-year period beginning six years from the respective date of grant. The 5,155 Class A Common Stock restricted share units are receivable upon the earliest of employee termination by reason of death, disability, retirement or resignation for good reason or change in ownership with respect to the Company. All the awards are subject to earlier vesting upon the occurrence of certain specified employment termination events, such as death, disability, retirement or resignation for good reason, or termination by the Company without cause, or upon the occurrence of a change of ownership with respect to the Company, however, if employment is terminated for cause or by resignation without good reason, the restricted share units, except to any shares as to which the aforementioned vested period has elapsed, will be forfeited. Dividend equivalents on these restricted share units are paid at the same rate and at the same time as paid to all stockholders.

     Mr. Coulter held 9,115 restricted share units of Class A Common Stock valued at $419,381 as of December 31, 2005.

(6) Under the 2003 Employee Long-Term Incentive and Share Award Plan, Mr. Smith was awarded 7,442 Class A Common Stock restricted share units in February 2006, 6,790 Class A Common Stock restricted share units in February 2005 and 7,732 Class A Common Stock restricted share units in February 2004 for his performance in 2005, 2004 and 2003, respectively. The 7,442 Class A Common Stock restricted share units vest in three equal annual installments beginning on February 8, 2009. The 6,790 Class A Common Stock restricted share units vest in equal annual installments over a ten-year period beginning six years from the respective date of grant. The 7,732 Class A Common Stock restricted share units are receivable upon the earliest of employee termination by reason of death, disability, retirement or resignation for good reason or change in ownership with respect to the

     Company. All the awards are subject to earlier vesting upon the occurrence of certain specified employment termination events, such as death, disability, retirement or resignation for good reason, or termination by the Company without cause, or upon the occurrence of a change of ownership with respect to the Company, however, if employment is terminated for cause or by resignation without good reason, the restricted share units, except to any shares as to which the aforementioned vested period has elapsed, will be forfeited. Dividend equivalents on these restricted share units are paid at the same rate and at the same time as paid to all stockholders.

     Mr. Smith held 14,522 Class A Common Stock restricted share units valued at $668,157 as of December 31, 2005.

(7) These amounts represent the Company's annual contribution on behalf of the employee to Company-sponsored defined contribution benefit plans.

ANNUAL INCENTIVE COMPENSATION PLAN

At the 2004 Annual Meeting, the Company's stockholders approved the Annual Incentive Compensation Plan (the "Annual Incentive Plan") pursuant to which executive officers of the Company may be entitled to receive annual bonus compensation contingent upon the attainment of certain performance goals. The purpose of the Annual Incentive Plan is to attract and retain executive officers of the Company by providing them with an opportunity to earn annual incentive compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their contributions to the growth, profitability and success of the Company. The Company intends that compensation payable under the Annual Incentive Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), and, consequently, should not be subject to the $1 million limit on deductibility thereunder. Mr. Rosenkranz was the sole participant in the Annual Incentive Plan for 2005. See "Report on Executive Compensation."

The Incentive Compensation Plan is administered by the Compensation Committee, which is comprised of at least three persons who, to the extent required to satisfy the exception for "qualified performance-based compensation" under
Section 162(m), are "outside directors" within the meaning of such section. Subject to the provisions of the Annual Incentive Plan, the Compensation Committee has the authority to (i) establish performance goals for the granting of awards for each plan year, (ii) determine the executive officers who may potentially receive awards for each plan year, (iii) determine whether the performance goals for any plan year have been achieved, (iv) authorize payment of awards under the plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the plan as it deems advisable, and (vi) interpret the terms and provisions of the plan.

The amount of any award paid to a participant under the Annual Incentive Plan for any plan year will not exceed $3 million, and will be determined based on the achievement of one or more performance goals established by the Compensation Committee with respect to such participant. Performance goals may vary among participants and will be based upon one or more of the following criteria, as the Compensation Committee may deem appropriate: appreciation in value of the Company's stock; total shareholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value created or economic profit; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; capital markets and/or acquisition transactions; investment programs initiated; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; and net profit margin. The performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of an index or benchmark or otherwise as determined by the Compensation Committee, and they may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the day immediately preceding the first day of the plan year (or a later date as may be permitted pursuant to Section 162(m)), the Compensation Committee will establish
(i) the executive officers who may potentially receive an award for such plan year, (ii) the performance goals for such plan year, and (iii) the corresponding amounts payable under the plan upon achievement of the performance goals and satisfaction of any other conditions specified by the Compensation Committee.

Annual incentive compensation (if any) payable to any participant for a plan year will be paid after the end of the plan year, provided the Compensation Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to the participant for such plan year was satisfied and the level of attainment of the goal and (ii) the amount of each participant's award. The Compensation Committee, unless it determines otherwise, may exercise negative discretion to reduce the amount that would otherwise be payable under an award by reason of the applicable performance goals having been achieved. Payments under the plan will be in cash, except that, to the extent shares are available under a separate equity compensation plan of the Company and permitted to be granted in connection with an incentive award, the Compensation Committee may also provide that an award will be paid in whole or in part in shares of the Company's common stock or other Company common stock-based awards, in any case with a fair market value at the time of payment not greater than $3 million. If a participant dies after the end of a plan year but before receiving payment of any award, the amount will be paid to a designated beneficiary or, if no beneficiary has been designated, to the participant's estate. Notwithstanding the foregoing, the Compensation Committee may determine, by separate agreement with any participant or otherwise, that all or a portion of an award for a plan year will be payable to the participant upon his or her death, disability, or termination of employment, or upon a change of control of the Company.

The Board of Directors may terminate the plan and may amend it from time to time, except that no termination or amendment of the plan will materially and adversely affect the rights of a participant or a beneficiary with respect to previously certified annual incentive compensation. Amendments to the plan may be made without stockholder approval except as required to satisfy Section 162(m).

LONG-TERM INCENTIVE COMPENSATION PLAN

At the 2003 Annual Meeting, the Company's stockholders approved the Amended and Restated Long-Term Performance-Based Incentive Plan (the "Long-Term Incentive Plan") for Robert Rosenkranz, the Chairman, President and Chief Executive Officer of the Company. The Long-Term Incentive Plan amended and restated the Long-Term Performance-Based Incentive Plan approved by the Company's stockholders at the 1997 Annual Meeting. The purpose of the Long-Term Incentive Plan is to provide Mr. Rosenkranz with a compensation arrangement that rewards him for his contributions to the performance of the Company and enhancement of the interests of the Company's stockholders. The Compensation Committee administers the Long-Term Incentive Plan and has the authority to determine the number of shares subject to any award, to grant awards annually as deemed appropriate in accordance with the plan and to interpret the plan. Mr.

Rosenkranz received 48,904, 52,095, and 67,010 deferred shares of Class B Common Stock under the Long-Term Incentive Plan for 2005, 2004 and 2003, respectively.

Within the ninety day period following the end of each fiscal year of the Company (each, a "Fiscal Year") for which the Long-Term Incentive Plan is in effect, the Compensation Committee is to determine whether and to what extent to grant an Award for such year (including the number of shares subject to any Award it determines to grant), and the composition of such Award as between restricted or deferred shares of Class B Common Stock and options to purchase Class B Common Stock, based on such criteria relating to Mr. Rosenkranz's performance, the Company's performance, the Company's stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an Award for such Fiscal Year based on the satisfaction of the performance criteria previously established by the Compensation Committee in its sole discretion for such year. If Mr. Rosenkranz's employment terminates during any Fiscal Year for which the Long-Term Incentive Plan is in effect, he will be eligible to receive an award under the Long-Term Incentive Plan based on the discretion of the Compensation Committee, unless his employment was terminated by the Company for "Cause" or by Mr. Rosenkranz without "Good Reason," as such terms are defined in the Long-Term Incentive Plan.

The Long-Term Incentive Plan provides, as to each calendar year of such plan, for a maximum award of an aggregate amount of shares and options collectively representing 238,482 "Stock Units," plus the "Carryover Award Amount." For this purpose, "Stock Units" consist of restricted or deferred shares of Class B Common Stock, each of which individual shares represent one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represent one-third of one Stock Unit. The "Carryover Award Amount" consists of 476,964 restricted or deferred shares of Class B Common Stock and options to purchase 1,430,886 shares of Class B Common Stock, representing the number of shares as to which Awards were available but not granted under the predecessor to the Long-Term Incentive Plan, and all or a portion of such Carryover Award Amount may be applied to increase the amount of the Award for any calendar year of the Long-Term Incentive Plan, with the Carryover Award Amount to be decreased by any portions thereof so applied for purposes of future calendar years of the Long-Term Incentive Plan. The exercise price of options granted under the Long-Term Incentive Plan will be equal to the fair market value per share of the Company's Class A Common Stock on the date of grant, and the term of the options will be ten years from the date of grant. Options will become exercisable thirty days after the date of grant. Restricted or deferred shares of Class B Common Stock awarded under the Long-Term Incentive Plan vest upon the termination of Mr. Rosenkranz's employment: (1) due to death, disability or normal retirement, (2) by the Company other than for Cause, (3) by Mr. Rosenkranz for Good Reason, or (4) upon a "Change of Ownership," as such term is defined in the Long-Term Incentive Plan, subject to any supplemental requirements imposed by the Compensation Committee with regard to vesting in connection with granting of a particular Award. The Compensation Committee has imposed supplemental requirements in connection with its granting of Awards under such plan for 2005, 2004 and 2003. See "Executive Compensation - Summary Compensation Table." If Mr. Rosenkranz terminates his employment for other than normal retirement or Good Reason or by the Company for Cause, such restricted or deferred shares are forfeited to the Company.

Because the Long-Term Incentive Plan provides for accelerated vesting of restricted or deferred shares of Class B Common Stock awarded under the Plan upon a Change of Ownership, it is possible that a twenty percent "golden parachute" excise tax could be imposed upon Mr. Rosenkranz under the Internal Revenue Code (the "Code") if such vesting were to occur in such an event. In order to preserve the benefits intended to be provided under the Long-Term Incentive Plan, the plan contains a provision under which payments would be made by the Company to Mr. Rosenkranz in order to adjust, on an after-tax basis, for the amount of any such tax.

The Long-Term Incentive Plan and awards of restricted or deferred shares and options thereunder may be amended by the Compensation Committee at any time, subject to Mr. Rosenkranz's consent if such amendment would adversely affect his rights under the Incentive Plan or any such award. The Long-Term Incentive Plan will terminate on December 31, 2013.

EMPLOYEE STOCK OPTION PLAN

The Second Amended and Restated Employee Stock Option Plan (the "Employee Option Plan") was originally adopted in 1987 and amended and restated in 1994 and in 1997. The Employee Option Plan provides for a total of 5,100,000 shares of Class A Common Stock which may be issued upon exercise of options granted thereunder. Through March 31, 2006, options for 5,052,833 shares of Class A Common Stock have been granted, net of option forfeitures and expirations. As of March 31, 2006, options covering 3,389,951 shares of Class A Common Stock have been exercised. These exercises reduced the total number of outstanding options exercisable for Class A Common Stock to 1,662,882 shares, of which options for 1,137,107 shares of Class A Common Stock were vested as of March 31, 2006. Options currently outstanding under the Employee Option Plan expire between 2008 and 2016. Options granted under the Employee Option Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Compensation Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date.

2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

Under the Share Plan, a total of 3,500,000 shares of Class A Common Stock, inclusive of the 1,000,000 additional shares contemplated by the proposed amendment to such plan, are reserved for issuance upon the exercise of options, restricted shares, restricted share units (representing the right to receive shares of Class A Common Stock or cash at the end of the specified deferral period), and other share-based awards granted thereunder. For a description of the Share Plan and the proposed amendment thereto, see "Proposal to Increase Shares Available Under the 2003 Employee Long-Term Incentive and Share Award Plan."

As of March 31, 2006, performance-contingent incentive options for 2,425,000 shares of Class A Common Stock and 35,863 Class A Common Stock restricted share units have been granted under the Share Plan. None of the options were vested as of March 31, 2006. Options currently outstanding under the Share Plan expire between 2013 and 2015. The restricted share units that have been granted to date under the Share Plan are subject to the vesting provisions similar to those applicable to the deferred shares that may be granted under the Long-Term Incentive Plan, except for the units granted for 2005, which provide for vesting in three equal annual installments, with the first such installment to occur two years from the date of grant. The Share Plan will expire on April 1, 2013.

At the 2006 Annual Meeting, stockholders will consider and vote on a proposed amendment to the Share Plan to increase the number of shares of Class A Common Stock available for grants of options, restricted shares, restricted share units and other share-based awards thereunder. See, "Proposal to Increase Shares Available Under the 2003 Employee Long-Term Incentive and Share Award Plan."

                        OPTION GRANTS IN LAST FISCAL YEAR

Summarized below in tabular format are options granted to the named executive officers under the Employee Option Plan and the Share Plan in 2005.

                                                                            Potential Realizable
                                     % of Total                           Value at Assumed Annual
                        Number of     Options                               Rates of Stock Price
                       Securities    Granted to                           Appreciation for Option
                       Underlying    Employees    Exercise                          Term
                         Options      in Last       Price    Expiration   -----------------------
        Name             Granted    Fiscal Year    ($/Sh)       Date          5%           10%
        ----           ----------   -----------   --------   ----------   ----------   ----------
Robert Rosenkranz           --          --         $   --           --    $       --   $       --
Chad W. Coulter          5,000(1)        1%         44.15     02/09/15       138,828      351,819
Lawrence E. Daurelle    50,000(2)       10%         46.65     12/28/15     1,466,897    3,717,404
Harold F. Ilg               --          --             --           --            --           --
Robert M. Smith, Jr.    10,000(1)        2%         44.15     02/09/15       277,657      703,637

(1) The options indicated become exercisable in five equal annual installments beginning with the first such installment occurring on February 9, 2006. All are non-qualified options and become exercisable for Class A Common Stock.

(2) The options indicated are performance-contingent incentive options which will become exercisable only to the extent that RSLIC-Texas, RSLIC's parent company, meets specified cumulative financial performance targets for the five- year period consisting of fiscal years 2004 through 2008; otherwise, such options will be forfeited. See "Executive Compensation - Summary Compensation Table."

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officers during the fiscal year ended December 31, 2005 and options outstanding under the Employee Option Plan, the Share Plan or Long-Term Incentive Plan, as applicable, at December 31, 2005.

                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised       In-the-Money Options at
                          Shares                   Options at Fiscal Year-End       Fiscal Year-End (1)
                         Acquired       Value     ---------------------------   ---------------------------
        Name           On Exercise    Realized    Exercisable   Unexercisable   Exercisable   Unexercisable
        ----           -----------   ----------   -----------   -------------   -----------   -------------
Robert Rosenkranz             --     $       --    1,044,372            --      $20,971,000     $       --
Chad W. Coulter               --             --       81,119        17,000        1,862,835         95,820
Lawrence E. Daurelle          --             --       67,398       200,000        1,775,486        630,000
Harold F. Ilg            225,000      5,593,417      101,603       225,000        2,676,558      3,834,743
Robert M. Smith, Jr.     221,355      6,787,942       52,359        34,000          940,615        191,640

(1) Based on a closing price of $46.01 for the Company's Class A Common Stock on December 30, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of shares of Class A Common Stock and Class B Common Stock issuable under the Company's equity compensation plans as of December 31, 2005. It does not include any additional shares of Class A Common Stock that may be made available or granted under the amended Share Plan, which is subject to stockholder approval at the 2006 Annual Meeting.

                                                                                            (c)
                                                                                         Number of
                                                                                   Securities Remaining
                                                                                       Available for
                                            (a)                      (b)           Future Issuance Under
                                   Number of Securities       Weighted-average      Equity Compensation
                                     To be Issued Upon            Exercise            Plans (Excluding
                                  Exercise of Outstanding   Price of Outstanding   Securities Reflected
                                          Options                  Options             in Column (a))
                                  -----------------------   --------------------   ---------------------
Equity compensation plans
   approved by stockholders:
   Class A Common Stock........         4,374,754(1)               $32.01               925,112(2)(3)
   Class B Common Stock........           715,444                   28.96             4,412,047(4)
                                        ---------                                     ---------
      Total....................         5,090,198                   31.58             5,337,159
                                        =========                                     =========
Equity compensation plans
   not approved by
   stockholders................              None                      --                  None

(1) Excludes 13,455 of the equivalent shares of Class A Common Stock issuable upon the exercise of outstanding stock options under the SIG option plan assumed by the Company as part of its merger with SIG in 1996. Under SIG's option plan, 47,325 SIG options are outstanding. Upon exercise, the holder of a SIG option is entitled to receive (i) .2099 of a share of Class A Common Stock for each option; plus (ii) an additional number of shares of Class A Common Stock equal to the quotient of (a) $1.90 multiplied by the number of options being exercised increased by an interest component from the time of the merger to the exercise date, divided by (b) the average closing share price for the Company's Class A Common Stock for the ten days prior to the exercise date. These options have an exercise price of $0.02. The Company has not made, and will not make, any other grants or awards of equity securities under the SIG option plan.

(2) Of these shares, 364,756 shares of Class A Common Stock were available for purchases pursuant to the Company's Employee Stock Purchase Plan. These shares may be purchased by the employee at 85% of the market value under the terms and conditions set forth in the plan.

(3) The number of securities remaining available for future issuance include the 4,784 restricted share units and the 7,442 restricted share units of Class A Common Stock awarded under the Share Plan to Messrs. Coulter and Smith, respectively, related to their performance during 2005, since these share units were granted in 2006.

(4) Under the Long-Term Incentive Plan approved at the 2003 Annual Meeting, a maximum award of up to 238,482 shares measured by reference to Stock Units, plus the Carryover Award Amount, as then effect, per year over a ten-year term may be granted. A Stock Unit consists of restricted or deferred shares of the Company's Class B Common Stock, each of which individual shares represent one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represents one-third of one Stock Unit. The Carryover Award Amount consists of 476,964 restricted or deferred shares and options to purchase 1,430,886 shares of Class B Common Stock. The number of securities remaining available for future issuance include the 48,904 deferred shares of Class B Common Stock awarded to Mr. Rosenkranz related to his performance during 2005, since these deferred shares were granted in 2006.

PENSION PLANS

The Reliance Standard Life Insurance Company Pension Plan (the "Pension Plan") is a noncontributory, qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company. Benefits under the Pension Plan at the employee's normal retirement age, which for this purpose is 65, are calculated as the employee's years of service up to 35 years multiplied by the sum of (i) 0.85% of the employee's average compensation (which, for such purpose, consists primarily of the employee's taxable income as reported on Form W-2) for the five consecutive calendar years in the last ten years of participation prior to retirement during which the employee was most highly paid ("Average Compensation") up to and including the employee's Social Security covered compensation level plus (ii) 1.5% of the employee's Average Compensation in excess of their Social Security covered compensation level. The benefits under the Pension Plan are increased by 1% of the employee's Average Compensation multiplied by the employee's years of service in excess of 35. Average Compensation is subject to the statutory limitation pursuant to the Code of $220,000 for 2006 (or any limits as required by the Code in the future). Employees are eligible to participate in the Pension Plan following the completion of one year of service and the attainment of age 21 and continue to accrue benefits generally until termination of employment, death or retirement. Benefits vest after five years of service with RSLIC, FRSLIC and/or DCM.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan (the "RSL SERP") provides certain key employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company with the opportunity for additional postemployment income, which would otherwise have been limited under the Pension Plan due to the Code's limit on employee compensation that can be taken into account under the Pension Plan. The RSL SERP is a nonqualified deferred retirement plan and is unfunded. Retirement benefits under the RSL SERP are calculated in a similar manner as those under the Pension Plan, except that Average Compensation is limited under the plan to $328,860 for 2006 (adjusted annually by the Social Security Cost of Living Adjustment). Any benefits payable under the Pension Plan are deducted from the benefit calculated under the RSL SERP. All other terms and conditions of the RSL SERP are substantially identical to those contained in the Pension Plan.

The estimated annual benefits payable under the Pension Plan and the RSL SERP at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2006.

                                    Years of Service as
                Retirement Plan Participant and Estimated Amount of Benefits
   Average     -------------------------------------------------------------
Compensation      10        15        20         25         30         35
------------   -------   -------   --------   --------   --------   --------
$175,000....   $22,919   $34,378   $ 45,837   $ 57,297   $ 68,756   $ 80,215
 200,000....    26,669    40,003     53,337     66,672     80,006     93,340
 225,000....    30,419    45,628     60,837     76,047     91,256    106,465
 250,000....    34,169    51,253     68,337     85,422    102,506    119,590
 300,000....    41,669    62,503     83,337    104,172    125,006    145,840
 350,000....    49,169    73,753     98,337    122,922    147,506    172,090
 400,000....    56,669    85,003    113,337    141,672    170,006    198,340

The following executives named in the Summary Compensation Table shown under "Executive Compensation" are covered by the Pension Plan and/or the RSL SERP:

                              Years of Credited Service
            Name               As of December 31, 2005
            ----              -------------------------
Chad W. Coulter ...........               15
Lawrence E. Daurelle ......               11
Robert M. Smith, Jr. ......               12

DCM PENSION PLAN

The Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan") is a nonqualified, noncontributory defined benefit pension plan that provides Robert Rosenkranz with retirement benefits supplemental to those furnished under the Pension Plan and, in certain instances, death benefits to his beneficiary. Benefits under the DCM Pension Plan at Mr. Rosenkranz's normal retirement age, which for this purpose is 65, are calculated by adding (i) his years of service up to 35 years multiplied by the sum of (a) 0.85% of his Average Compensation up to the Social Security covered compensation level and (b) 2% of his Average Compensation in excess of the Social Security covered compensation level, plus
(ii) 1% of his Average Compensation multiplied by his years of service in excess of 35, and subtracting from such sum the amount of the benefits payable to him under the Pension Plan. Benefits are reduced if Mr. Rosenkranz elects an earlier retirement date. The DCM Pension Plan is unfunded; however, plan payments are unconditionally guaranteed by the Company under a guarantee agreement between the Company and Robert Rosenkranz. Mr. Rosenkranz does not participate in the RSL SERP. At December 31, 2005, Mr. Rosenkanz had 28 years of credited service covered by the DCM Pension Plan.

The estimated annual benefits payable to Mr. Rosenkranz under the DCM Pension Plan and the Pension Plan, in the aggregate, at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2006.

                                        Years of Service as
                    Retirement Plan Participant and Estimated Amount of Benefits
   Average     ---------------------------------------------------------------------
Compensation      10         15         20          25           30         35
------------   --------   --------   --------   ----------   ----------   ----------
$1,600,000..   $314,106   $471,159   $628,212   $  785,265   $  942,318   $1,099,371
 1,700,000..    334,106    501,159    668,212      835,265    1,002,318    1,169,371
 1,800,000..    354,106    531,159    708,212      885,265    1,062,318    1,239,371
 1,900,000..    374,106    561,159    748,212      935,265    1,122,318    1,309,371
 2,000,000..    394,106    591,159    788,212      985,265    1,182,318    1,379,371
 2,100,000..    414,106    621,159    828,212    1,035,265    1,242,318    1,449,371
 2,200,000..    434,106    651,159    868,212    1,085,265    1,302,318    1,519,371
 2,300,000..    454,106    681,159    908,212    1,135,265    1,362,318    1,589,371

EMPLOYMENT CONTRACTS

The Company entered into an agreement with Mr. Smith in March 1994 which provides that if he is terminated without good and reasonable cause he will be entitled to a severance payment up to a maximum of twelve months of base salary, plus health benefits.

The Company entered into an Employment Agreement with Mr. Ilg, in July 2003, pursuant to which Mr. Ilg serves as the Chairman of SNCC. The agreement entitles Mr. Ilg to participate in the benefit plans of SNCC and other perquisites maintained for SNCC's senior executives, established his minimum base salary at $441,000, and provides for an annual performance bonus, at the discretion of the SNCC board of directors and subject to review and approval by the Compensation Committee.

If Mr. Ilg's employment is terminated by SNCC without cause (as defined in the agreement) or if he terminates his employment for good reason (as defined in the agreement), he will be entitled to a lump-sum severance payment equal to his annual base salary for the longer of the then-remaining term of the employment period under the agreement (which ends on December 31, 2007) or eighteen months, and to the continuation of benefits for the longer of such periods. In addition, if such termination of Mr. Ilg's employment occurs subsequent to a change of ownership of the Company, as defined in the Share Plan, and so long as certain performance conditions specified in the employment agreement have been met, Mr. Ilg will, unless the vesting of certain options granted to him in 2003 (see "Executive Compensation - Summary Compensation Table") is fully accelerated, be entitled to receive the fair value of such options pursuant to the Black-Scholes option pricing model.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Meehan, O'Connor, Sherman and Wright, the members who served on the Compensation Committee during 2005, are not "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

                                PERFORMANCE GRAPH

In order to further assist stockholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Class A Common Stock to the total return on the common stock of the companies included in the Standard & Poor's 500 Index ("S&P 500 Index") and the Standard & Poor's Insurance Index ("S&P Insurance Index") has been provided. The S&P Insurance Index is based on the Standard & Poor's ("S&P") Insurance Composite Index for the years 2000 and 2001. This index was discontinued by S&P at the end of 2001. In 2002, S&P introduced the S&P 500 Insurance Index, which includes companies in the life/health, multi-line and property-casualty insurance businesses, similar to those included in the former S&P Insurance Composite Index, and also includes insurance brokers. The performance graph should be analyzed in connection with the tables on the preceding pages detailing the payment of compensation and the granting of employee stock options. The graph reflects a $100 investment in the Company's Class A Common Stock and the indices reflected therein as of December 31, 2000, and reflects the value of that investment on various dates through December 31, 2005.

                      2000   2001   2002   2003   2004   2005
                      ----   ----   ----   ----   ----   ----
Delphi                 100    87     100    144    185    186
S&P 500 Index          100    88      69     88     98    103
S&P Insurance Index    100    87      69     83     89    102

The following table presents the average annual total returns on the Company's Class A Common Stock, the S&P 500 Index and the S&P Insurance Index for the periods presented. The average annual total returns are based on the growth or decline in the value of a $100 investment in the Company's Class A Common Stock and the indices depicted in the performance graph, respectively, for the periods indicated in the table. The average annual total return is the percentage rate that would have produced the same result, on a compounded basis, if the rate of growth or decline in the value of the Company's Class A Common Stock and the indices had been constant throughout the period. To illustrate, a hypothetical cumulative total return of 100% over 5 years would result in an average annual total return of 14.87%, which is the constant annual rate that would equal 100% growth on a compounded basis in 5 years. Such calculation does not take into account any brokerage commissions or taxes payable by a holder of the Company's Class A Common Stock that would have reduced returns.

The following table does not reflect the average annual total returns of the Company's Class A Common Stock or the indices for all periods reflected in the above performance graph, and is not intended as a substitute for, or to be given greater weight than, the information contained in such graph. An investment cannot be directly made in the indicated indices. While average annual total returns represent one means of comparing the performance of an investment in the Company's Class A Common Stock to that of such indices for the indicated periods, it should be emphasized that the performance of the Company's Class A Common Stock has not been and will not be constant over time, but varies from year to year, and that average annual total returns represent averaged figures as opposed to actual year-to-year performance. Past performance is not a guarantee of future results.

                                      1 Year   3 Years   5 Years
                                      ------   -------   -------
Average Annual Total Returns for
the period ended December 31, 2005:
   Delphi                              0.48%    23.01%    13.25%
   S&P 500 Index                       4.91%    14.39%     0.54%
   S&P Insurance Index                14.10%    13.99%     0.39%

                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's executive officers (including the named executive officers) is supervised by the Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee"). The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for enhancing the Company's performance and stockholder value.

To implement this objective, the total annual compensation for executive officers of the Company and its subsidiaries is determined by one base element, salary, and two incentive elements, annual cash bonus and grants of share-based awards under the Employee Option Plan and the Share Plan or, in the case of Mr. Rosenkranz, the Long-Term Incentive Plan.

Base salaries for executive officers of the Company and its subsidiaries are determined by taking into account salary levels for executive officers at other companies with comparable responsibilities, as well as an evaluation of the individual executive officer's overall performance and compensation level at the Company during the prior year and such other factors as may be deemed relevant by the Compensation Committee and by management in making its proposals to the committee.

The level of the annual cash bonuses for the executive officers of the Company are established by the Compensation Committee according to the performance of the Company and the individual performance of the executive officer during the year, and such other factors as are deemed relevant by the committee and by management in making its proposals to the committee. In Mr. Rosenkranz's case, in order to ensure full deductibility of his 2005 cash bonus under Section 162(m), various independent objective performance goals were adopted for 2005 pursuant to the Annual Incentive Plan which, if attained, provided him with opportunity to earn a specified maximum bonus, subject to the ability of the Compensation Committee to exercise discretion to reduce the bonus amount earned. The specified goals included operating earnings per share, operating return on equity, Company stock performance, performance of the Company's investment portfolio and of a new investment-related initiative, and the completion of specified capital markets and other transactions. The Compensation Committee established Mr. Rosenkranz's 2005 cash bonus, the amount of which is reflected elsewhere herein, based on the satisfaction of various of these goals, and the Compensation Committee's evaluation of the Company's overall performance and Mr. Rosenkranz's individual performance for 2005.

In addition, the Committee reviewed Mr. Rosenkranz's overall compensation relative to compensation levels prevailing at a group of comparator peer companies established on the recommendation of the committee's independent compensation consultant. This group was selected based on factors such as the nature of the peer companies' insurance businesses and size, and is different from the groups of companies underlying the indices reflected in the Performance Graph contained herein. The Committee also considered the amounts earned by Mr. Rosenkranz under the investment-related arrangements with the Company and its subsidiaries described elsewhere herein (see "Certain Relationships and Related Transactions") in order to further assess the appropriateness of his overall remuneration, and concluded that such remuneration was fairly reflective of the substantial value added to the Company by Mr. Rosenkranz in the performance of his various functions.

For executive officers employed in RSLIC's insurance operations, the level of cash bonus paid is determined under the Management Incentive Compensation Plan administered by the Compensation Committee of RSLIC's Board of Directors. The criterion determining the maximum level of bonus attainable under this plan consists of RSLIC's operating income performance for the year relative to the pre-determined target, and, if attained, such bonus is subject to a discretionary 10% upward or downward adjustment based on an assessment of other aspects of RSLIC's corporate performance for the year; if not attained, such bonus is payable solely on a discretionary basis. In 2005, RSLIC achieved its operating income goal for the year, and, based on such performance assessment for the year, the RSLIC management bonuses, including the bonus for Mr. Daurelle, were adjusted upward by 10%. The level of the annual bonus for the executive officers employed in SNCC's insurance operations is established on a discretionary basis based on the operating performance of SNCC for the year and the individual performance of such executive officer for the year. In the cases of both RSL and SNCC employees, attainable bonus as a percentage of base salary generally increases with the level of responsibility of the executive officer.

The principal method for Mr. Rosenkranz's long-term incentive compensation is the Long-Term Incentive Plan, which is described above under "Executive Compensation - Long-Term Incentive Compensation Plan." Under this plan, he is eligible to receive annual awards in the discretion of the Compensation Committee based on such performance-related and other factors for the applicable year as the committee deems relevant, or based on the achievement of such objective performance goals as were specified by the committee in advance for such year. The ultimate value to Mr. Rosenkranz of awards under the Long-Term Incentive Plan will depend on the Company's stockholder returns, since the value of any restricted or deferred shares awarded will fluctuate with such returns, and options awarded will have value only to the extent of subsequent Company stock price appreciation. Based on the review described above in the context of the establishment of Mr. Rosenkranz's cash bonus for 2005, Mr. Rosenkranz received a discretionary award of 48,904 deferred shares of Class B Common Stock under the Long-Term Incentive Plan for 2005.

For executive officers other than Mr. Rosenkranz, the principal method for long-term incentive compensation is the Employee Option Plan and the Share Plan described above under "Executive Compensation - Employee Stock Option Plan" and "Executive Compensation - 2003 Employee Long-Term Incentive and Share Award Plan." The compensation under the Employee Option Plan consists of stock option grants and the compensation under the Share Plan consists of grants of stock options, restricted shares, restricted share units, and other share-based awards. Those grants are designed to promote the identity of long-term interests between key employees of the Company and its subsidiaries and the Company's stockholders, since their value to the employee will increase or decrease correspondingly with the value of the Company's common stock. Accordingly, key individuals are rewarded in a manner that is commensurate with increases in stockholder value. The sizes of individual option grants are determined based on the individual's position with and contributions to the Company (or, in the case of new hires, the individual's anticipated contributions). These grants typically include five year vesting periods to encourage continued employment, but in certain cases may vest over a shorter period or immediately. In addition, the executive officers employed with RSL and SNCC have been granted performance-contingent incentive options that will vest only to the extent that these respective subsidiaries meet specified cumulative financial performance goals over three and five year performance periods. These grants are intended to provide substantial incentives toward the attainment of the specified goals, thereby further aligning these executives' interests with those of the Company's stockholders.

Section 162(m) limits deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers in excess of $1 million per year unless certain specified conditions are met. The Compensation Committee intends to establish and maintain executive compensation levels and programs that will be competitive within the industry and will attract and retain highly talented individuals. The Committee has structured the Company's current executive compensation arrangements in order to avoid limitations on deductibility, and will continue to do so in the future where this result can be achieved consistent with the Company's compensation goals.

Robert F. Wright, Stock Option and Compensation Committee Chairman
James N. Meehan
Philip R. O'Connor

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to two consulting agreements, RSLIC and the Company pay to a wholly owned subsidiary of Rosenkranz & Company certain fees associated with the formulation of the business and investment strategies of the Company and its subsidiaries. These fees amounted to $5.4 million for the year ended December 31, 2005. These fees generally increase at an annual rate of 10% and are expected to be $5.9 million for calendar year 2006. Of the aggregate amounts paid for services rendered during the year ended December 31, 2005 pursuant to the consulting agreements, $3.8 million was earned by Mr. Rosenkranz due to his indirect and direct financial interests in Rosenkranz & Company. Management believes that the fees charged under these agreements are comparable to fees charged by unaffiliated third parties for consulting services of considerably narrower scope that the services provided thereunder. Pursuant to an expense allocation agreement, a subsidiary of the Company received periodic payments from a wholly-owned subsidiary of Rosenkranz & Company, Acorn Partners, and various other entities in which Mr. Rosenkranz has direct and indirect beneficial interests, in respect of expenses associated with certain shared office space, facilities and personnel. The total amount of these payments for 2005 was $4.2 million. During 2005, a subsidiary of the Company maintained investment management arrangements pursuant to a discrete investment program with entities in which Mr. Rosenkranz has a financial interest. Under such arrangements, asset-based and performance-based fees are paid to such entities, which also provide similar services to unaffiliated third parties on comparable terms. Management believes that such fees, which totaled $1.7 million in 2005, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs. As of December 31, 2005, the amount invested under such arrangements was $29.9 million. Also during 2005, subsidiaries of the Company maintained limited partner investments in an investment partnership whose general partners are controlled by Mr. Rosenkranz and in which Mr. Rosenkranz has a financial interest and the subsidiaries of the Company have limited partner interests in such partnership. The amount of such investments, as of December 31, 2005, totaled $22.4 million. The partnership has waived, as to the Company's subsidiaries, the imposition of the management and incentive fees that otherwise apply to investments by its limited partners.

                               INDEPENDENT AUDITOR

The Audit Committee engaged the firm of Ernst & Young LLP to serve as the Company's independent auditor for 2005 and 2006. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires.

For 2005 and 2004, Ernst & Young LLP billed the Company for the following professional services:

Audit Fees. Fees for audit services were $1,994,000 in 2005 and $1,664,000 in 2004, including fees associated with the annual audit and the audit of internal control over financial reporting, reviews of the condensed financial statements included in the Company's quarterly reports on Form 10-Q and statutory audits required for the Company's insurance subsidiaries.

Audit-Related Fees. Fees for audit-related services were $175,000 in 2005 and $178,000 in 2004. Those services consisted of assistance with the documentation of processes and controls related to management's assessment of the Company's internal control attestation and actuarial attestation services in 2004.

Tax Fees. Fees for tax services, including tax compliance, advice and planning, were $117,000 in 2005 and $12,000 in 2004.

All Other Fees. No services other than the types described above were rendered by Ernst & Young LLP during 2005 or 2004.

Audit and Non-audit Services Pre-approval Policy. The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company's independent auditor. The policy requires that the Audit Committee pre-approve all services to be performed by the independent auditor, including audit services, audit-related services, tax services and permitted non-audit services. Pursuant to such policy, the annual audit engagement terms and fees are subject to the specific pre-approval of the Audit Committee, and such committee periodically pre-approves fee levels or budget amounts for specifically enumerated categories of other services. The term of any such pre-approval is 12 months from the date thereof, unless the Audit Committee specifically provides for a different period. Services not falling within such categories of pre-approved services require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members, and has presently delegated such authority to its Chairman. The Audit Committee pre-approved all services provided by Ernst & Young LLP during 2005 and 2004.

                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi Financial Group, Inc. are included in the Company's 2005 Annual Report on Form 10-K for the year ended December 31, 2005, which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, by December 1, 2006.

                                        By Order of the Board of Directors,


                                        /s/ ROBERT ROSENKRANZ
                                        ----------------------------------------
                                        Robert Rosenkranz
                                        Chairman of the Board

                                                                      APPENDIX A

                          DELPHI FINANCIAL GROUP, INC.

             2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

1.   PURPOSES

The purposes of the 2003 Long-Term Incentive and Share Award Plan are to advance the interests of Delphi Financial Group, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates and other participants upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.   DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

     (A) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 30% of the combined voting power of all classes of stock of such entity or at least 30% of the ownership interests in such entity.

     (B) "AWARD" means any Option, Restricted Share, Restricted Share Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

     (C) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

     (D) "BOARD" means the Board of Directors of the Company.

     (E) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     (F) "COMMITTEE" means the Stock Option and Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

     (G) "COMPANY" means Delphi Financial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

     (H) "ELIGIBLE PERSON" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) another individual who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its Subsidiaries or Affiliates. Notwithstanding any provision of this Plan to the contrary, an Award may be granted to an employee, in connection with his or her hiring, prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services

     (I) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (J) "FAIR MARKET VALUE" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the applicable date (or, if the Shares were not traded on that day, the next preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially reported on such exchange.

     (K) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (L) "NQSO" means any Option that is not an ISO.

     (M) "OPTION" means a right, granted under Section 5(b), to purchase Shares.

     (N) "OTHER SHARE-BASED AWARD" means a right, granted under Section 5(e), that relates to or is valued by reference to Shares.

     (O) "PARTICIPANT" means an Eligible Person who has been granted an Award under the Plan.

     (P) "PLAN" means this 2003 Employee Long-Term Incentive and Share Award
Plan.

     (Q) "RESTRICTED SHARES" means an Award of Shares under Section 5(c) that may be subject to certain restrictions and to a risk of forfeiture.

     (R) "RESTRICTED SHARE UNIT" means a right, granted under Section 5(d), to receive Shares or cash at the end of a specified deferral period.

     (S) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (T) "SHARES" means Class A common stock, $.01 par value per share, of the Company.

     (U) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.   ADMINISTRATION

     (A) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (I) to select Eligible Persons to whom Awards may be granted;

          (II) to designate Affiliates;

          (III) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (IV) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

          (V) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

          (VI) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

          (VII) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (VIII) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

          (IX) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

          (X) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

          (XI) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (B) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including but not limited to the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

     (C) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (D) LIMITATION ON COMMITTEE'S DISCRETION. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such qualified performance-based compensation.

4.   SHARES SUBJECT TO THE PLAN

     (A) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 3,500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of shares to which outstanding Awards then relate, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (B) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 750,000 Shares, and (ii) with respect to Restricted Shares, Restricted Share Units or Other Share-Based Awards intended to qualify as qualified performance-based compensation within the meaning of Section 162(m) of the Code, shall be the equivalent of 225,000 Shares during a calendar year to any Eligible Person under this Plan.

     (C) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares or the value thereof such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including but not limited to the adjustment, in such manner as it may deem equitable, of any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, subject to the limitations set forth in Section 3(d) and Section 7 hereof, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

     (D) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.   SPECIFIC TERMS OF AWARDS

     (A) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

     (B) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

          (I) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

          (II) OPTION TERM AND EXERCISE PERIOD. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option. The last day of the term of an Option shall be referred to herein as its "Expiration Date." Subject to Sections 5(b)(iii) through 5(b)(vi), Options may be exercised by a Participant only for so long as such Participant is employed by the Company.

          (III) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Unless otherwise specified in an Award Agreement, in the event that the employment of a Participant by the Company, its Subsidiaries or Affiliates shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within ninety (90) days after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (IV) DEATH OR DISABILITY. Unless otherwise specified in an Award Agreement, in the event a Participant shall die or become disabled while in the employ of the Company, a Subsidiary or an Affiliate, Options may be exercised at any time within one (1) year after the Participant's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Participant or a representative, or in the case of death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. Whether a Participant shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (V) DISCHARGE FOR CAUSE. If a Participant is discharged for cause, all unexercised Options shall terminate as of the date of discharge. Whether a Participant is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (VI) RETIREMENT. Notwithstanding the provisions of Section 5(b)(iii) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Participant to exercise Options up to one (1) year following the Participant's retirement under the Company's, its Subsidiary's or its Affiliate's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

          (VII) NON-EMPLOYEE OPTIONEES. Section 5(b)(ii) (except for the first sentence thereof) through (vi) shall not apply with respect to Options having been granted to a Participant who is not an employee of the Company, a Subsidiary, or an Affiliate (a "Non-Employee Optionee"). In the case of any such Options, the Award Agreement shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

          (VIII) RIGHT OF COMPANY. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Award Agreement at the time of grant or thereafter) the Company may, but is not obligated to, purchase unexercised Options held by such Participant and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of the Shares underlying such Option (to the extent that such Options would have been exercisable by the Participant upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Award Agreement at the time of grant or thereafter), less (ii) the aggregate exercise price under such option.

          (IX) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, unless otherwise determined by the Committee that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

          (X) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

     (C) RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

          (I) ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If Restricted Shares are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Shares shall be issued in accordance with the provisions of Section 7 below.

          (II) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

          (III) CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

          (IV) DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     (D) RESTRICTED SHARE UNITS. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

          (I) AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If Restricted Share Units are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Share Units shall be issued in accordance with the provisions of Section 7 below.

          (II) FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     (E) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(e).

6.   CERTAIN PROVISIONS APPLICABLE TO AWARDS

     (A) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     (B) TERM OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (C) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

     (D) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

     (E) NONCOMPETITION. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.   PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS

     (A) GENERAL. If the Committee determines that an award of Restricted Shares or Restricted Share Units or an Other Share-Based Award to be granted to a Participant should qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

     (B) PERFORMANCE GOALS GENERALLY. The performance goals for such Awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (C) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: appreciation in value of the Shares; total shareholder return; operating income or earnings; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; or net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

     (D) PERFORMANCE PERIOD; TIMING FOR ESTABLISHED PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "qualified performance-based compensation" under Section 162(m) of the Code.

     (E) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7.

     (F) WRITTEN DETERMINATION. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7 shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

8.   CHANGE OF OWNERSHIP PROVISIONS

     (A) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Ownership, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Ownership, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Ownership.

     (B) DEFINITION OF CHANGE OF OWNERSHIP. For purposes of this Section 8, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

9.   GENERAL PROVISIONS

     (A) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

     (B) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving anyone the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate anyone's employment or service at any time.

     (C) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

     (D) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants; provided, however, that any such amendment, alteration, suspension, discontinuance or termination shall be subject to the approval of the Company's shareholders (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. Notwithstanding the foregoing, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (E) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

     (F) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (G) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt or utilize such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (H) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company unless the Company, a Subsidiary or Affiliate shall determine otherwise.

     (I) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (J) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware, without giving effect to principles of conflict of laws thereof.

     (K) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of April 1, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

     (L) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                          DELPHI Financial Group, Inc.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign, detach and return the card in the enclosed postage paid envelope.

Your card must be received prior to the 2006 Annual Meeting of Stockholders, scheduled to be held on May 3, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


/s/ Robert Rosenkranz
-------------------------------------
Robert Rosenkranz
Chairman of the Board

                          DELPHI Financial Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL
                                   GROUP, INC.

The undersigned stockholder hereby appoints Robert Rosenkranz and Robert M. Smith, Jr., or either of them, as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated below (or, if no designation is made, as provided on the reverse side of this card), all of the shares of Class A Common Stock of Delphi Financial Group, Inc. (the "Company") held of record by the undersigned at the close of business on March 31, 2006 at the Company's 2006 Annual Meeting of Stockholders scheduled to be held on May 3, 2006 at 10:00 a.m., EDT, or any adjournments or postponements thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT DATED APRIL 7, 2006, AND GRANTS AUTHORITY TO EACH OF SAID PROXIES OR THEIR SUBSTITUTES, AND RATIFIES AND CONFIRMS ALL THAT SAID PROXIES MAY LAWFULLY DO IN THE UNDERSIGNED'S NAME, PLACE AND STEAD.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                          DELPHI FINANCIAL GROUP, INC.

                                   MAY 3, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                            "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   Election of Directors.

                               NOMINEES:

[ ] FOR ALL NOMINEES           ( )  Robert Rosenkranz

[ ] WITHHOLD AUTHORITY         ( )  Robert M. Smith, Jr.
    FOR ALL NOMINEES
                               ( )  Kevin R. Brine
[ ] FOR ALL EXCEPT
    (See instructions below)   ( )  Lawrence E. Daurelle

                               ( )  Edward A. Fox

                               ( )  Steven A. Hirsh

                               ( )  Harold F. Ilg

                               ( )  James M. Litvack

                               ( )  James N. Meehan

                               ( )  Donald A. Sherman

                               ( )  Robert F. Wright

                               ( )  Philip R. O'Connor (Class A Director)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
     "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (x)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

                                                    FOR   AGAINST   ABSTAIN
2.   Approval of the amendment to the 2003          [ ]     [ ]        [ ]
     Employee Long-Term Incentive and Share Award
     Plan to increase the number of shares
     available thereunder.

                                                    FOR   AGAINST   ABSTAIN
3.   To transact such other business as properly    [ ]     [ ]        [ ]
     comes before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL GROUP, INC. AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.


Signature of Stockholder                Signature of Stockholder
                         ------------                            ---------------
Date:                                   Date:
      ------------------                      ------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.